Exhibit No. 10.9.7

[*] INDICATES THAT THE CONFIDENTIAL PORTION HAS BEEN OMITTED FROM THIS FILED EXHIBIT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                          UNDERGROUND LETTER AGREEMENT
                          ----------------------------

         This Underground Letter Agreement ("Agreement") by and between San Juan Coal Company, a Delaware corporation ("SJCC"), San Juan Transportation Company, a Delaware corporation ("SJTC"), Public Service Company of New Mexico, a New Mexico corporation ("PNM"), and Tucson Electric Power Company, an Arizona corporation ("TEP") (PNM and TEP are referred to collectively as "Utilities"), is executed this 31st day of August, 2000.

                                    Recitals
                                    --------

         WHEREAS, SJCC and the Utilities are parties to the August 18, 1980 Coal Sales Agreement, as amended from time to time ("CSA"), and are parties to a Waste Disposal Agreement ("Waste Disposal Agreement"), dated July 27, 1992, as amended;

         WHEREAS,  SJTC and the  Utilities  are  parties  to the April 30,  1984
Transportation   Agreement,  as  amended  from  time  to  time  ("Transportation
Agreement");

         WHEREAS, SJCC has certain obligations in the CSA to provide coal for the San Juan Station;

         WHEREAS, SJCC and the Utilities ("Parties") are in the process of negotiating a definitive binding agreement ("Definitive Agreement"), which if adopted, shall amend or replace the CSA, through which an underground coal mine as described in the Mining Plan attached to this Agreement as Exhibit "A" (the "San Juan Underground Mine"), shall be developed as the coal source to supply the San Juan Station;

         WHEREAS, SJCC and the Utilities have agreed in this Agreement upon the terms and conditions pursuant to which coal from the San Juan Underground Mine shall be mined by SJCC and delivered to Utilities and have determined to set forth their agreement;

         WHEREAS, once the San Juan Underground Mine is in Commercial Operation (as defined herein) and is supplying coal as provided under the CSA or Definitive Agreement, the Utilities will no longer require coal transportation services under the Transportation Agreement [*];

         WHEREAS, once the San Juan Underground Mine is in Commercial Operation (as defined herein) and is supplying coal as provided under the CSA or Definitive Agreement, the Utilities will no longer require a coal supply from existing surface mines [*];

         WHEREAS, SJTC is a party to this Agreement solely for the purpose of addressing matters relating to the Transportation Agreement and SJTC and the Utilities intend to negotiate and execute, subsequent to the execution of this Agreement, an agreement to amend or replace the Transportation Agreement (the "Definitive Transportation Agreement") on or before July 31, 2001;

         WHEREAS, development of the San Juan Underground Mine may involve the execution of a coal lease with the United States Bureau of Land Management ("BLM") for the lands described in the July 29, 1997 Deep Lease Extension application ("DLX");

         WHEREAS, the Parties are executing a Deep Lease Extension Agreement concurrently herewith ("Deep Lease Extension Agreement") to address pricing issues that will arise if SJCC does not secure the DLX prior to January 1, 2003;

         WHEREAS, in order to facilitate interim corporate reviews and approvals and guide preparation of a Definitive Agreement and a Definitive Transportation Agreement, SJCC, SJTC and the Utilities desire in this Agreement: (a) to set forth the binding terms to which the Parties have agreed; and (b) to outline other non-binding understandings about terms to be included in the Definitive Agreement; and

         WHEREAS, SJCC and the Utilities intend to negotiate and execute, subsequent to execution of this Agreement, the Definitive Agreement.

         NOW THEREFORE, in consideration of the covenants and conditions contained herein, SJCC, SJTC and the Utilities agree as follows:

                                    ARTICLE I
                          BINDING TERMS AND CONDITIONS

1.1 Binding Effect. Upon execution of this Agreement, the provisions of this Article I shall constitute a legally binding and enforceable agreement of SJCC, SJTC, and the Utilities in accordance with its terms. Subject to the Conditions Precedent described in Paragraph 1.2 of this Agreement, (a) if no Definitive Agreement is reached pursuant to Paragraph 1.3 by July 31, 2001, the terms of Paragraph 1.6(A) through (M) of this Agreement shall at that time automatically become an amendment to the CSA; and (b) if no Definitive Transportation Agreement is reached pursuant to Paragraph 1.7 by July 31, 2001, then the terms of Paragraph 1.7(A) through (F) of this Agreement shall at that time automatically become an amendment to the Transportation Agreement.

1.2 Conditions Precedent. There are three Conditions Precedent to this Agreement becoming effective:

         A. Final approval of the San Juan Underground Mine by the Board of Directors of Broken Hill Proprietary Company, Limited to be obtained no later than January 1, 2001 and written notification of such approval to the Utilities by SJCC.

         B. Final approval of this Agreement by the San Juan Fuels Committee pursuant to the requirements of the San Juan Project Participation Agreement dated as of October 27, 1999, to be obtained no later than August 31, 2000 and written notification of such approval to SJCC by the Utilities.

         C. Execution no later than January 1, 2001 of a written guaranty of this Agreement by BHP Minerals International, Inc. or other BHP entity acceptable to the Utilities in a form acceptable to the Utilities as attached to this Agreement.

1.3 Good Faith Agreement to Negotiate a Definitive Agreement. The Parties agree to negotiate in good faith and use their best efforts to execute a Definitive Agreement that incorporates the terms described in Paragraph 1.6, and to the extent mutually agreed after the date of this Agreement, Article II of this Agreement and other appropriate terms by no later than July 31, 2001. The Definitive Agreement shall amend or replace the CSA.

1.4      Term of the Agreement.

         A. Subject to the provisions of Paragraph 1.2 of this Agreement, all provisions of this Agreement except those relating to the Transportation Agreement shall terminate on the earlier of (a) the date the Definitive Agreement is effective, (b) on July 31, 2001, provided that Paragraphs 1.6 (A) through (M) of this Agreement shall constitute an amendment to the CSA that survives the termination of this Agreement, or (c) as otherwise mutually agreed by the Parties.
         B. Subject to the provisions of Paragraph 1.2 of this Agreement, all provisions of this Agreement except those relating to the CSA shall terminate on the earlier of (a) the date the Definitive Transportation Agreement is effective, (b) on July 31, 2001, provided that Paragraphs 1.7(A) through (E) of this Agreement shall constitute an amendment to the Transportation Agreement that survives the termination of this Agreement, or (c) as otherwise mutually agreed by SJTC and the Utilities.

1.5 Utilities' Obligations are Joint and Several. The Utilities' duties and obligations under this Agreement shall be joint and several.

1.6 Terms to be Included in the Definitive Agreement. The Definitive Agreement shall include the substance of the terms provided in Paragraphs 1.6 (A) through (M). The language employed in the Definitive Agreement shall reflect and elaborate upon the substance of the terms summarized in Paragraphs 1.6 (A) through (M) and may, if the Parties mutually agree, differ (in form) from, but may not (unless the Parties mutually agree) be inconsistent with the language used in this Agreement to summarize those terms. This Agreement binds the Parties to so include these terms in the Definitive Agreement, if reached.

         A.   Price and Price Structure.

              (1) An "Unadjusted New Mining CIE" of [*] per ton [*] shall be adopted consistent with the CSA. The Unadjusted New Mining CIE will be adjusted as described below to determine the "New Mining CIE". The New Mining CIE will be payable on [*] tons tendered for delivery pursuant to Exhibit H of the CSA [*]. In the future the New Mining CIE may be further adjusted pursuant to the provisions of the Deep Lease Extension Agreement, if applicable. Documentation of the Unadjusted New Mining CIE is in Exhibit B (1).

                   a) An "SJCC  Concession  CIE  Adjustment"  of [*] per ton [*]
                      will be subtracted from the Unadjusted New Mining CIE. Documentation of the SJCC Concession CIE Adjustment is in Exhibit B (2).

                   b) A  "Budget  DLX CIE  Adjustment"  of [*]  per ton  will be subtracted from the Unadjusted New Mining CIE to reflect the removal of the budget DLX bid payments from the Unadjusted New Mining CIE. Documentation of the Budget DLX CIE Adjustment is in Exhibit B (3).

                   c) If the DLX is acquired  before January 1, 2003, a "DLX CIE
                      Adjustment" will be determined and added to the Unadjusted New Mining CIE. The DLX CIE Adjustment will be determined as detailed in Exhibit B (4).

                   d) A "CIE True Up Adjustment" will be [*] from the Unadjusted
                      New Mining CIE [*]. The CIE True Up Adjustment will be determined as defined in Exhibit B (5). The Utilities shall have the right to audit capital expenditures that are included as part of the True-Up Process. Any disputes regarding the True-Up Process shall be referred to the Joint Committee.

                   e) An "Incremental Mining CIE Adjustment" of [*] per ton will be subtracted from the Unadjusted New Mining CIE. Documentation of the Incremental Mining CIE Adjustment is in Exhibit B(6).

              (2) Incremental Mining CIE. There will be an "Incremental Mining CIE" of [*] per ton [*] payable on [*] tons delivered pursuant to the CSA [*].

              (3) The New Mining CIE will be payable on [*] tons tendered for delivery pursuant to Exhibit H of the CSA [*] and billed in accordance with Paragraph 2.3 (Monthly Invoicing) of this Agreement.

              (4) Operating Costs. Mining Operating Costs will be as defined in the CSA, Exhibit F. Starting January 1, 2003, reimbursement for Mining Operating Costs for all mining and reclamation related activities on the Coal Leases will be [*].

                   Processing Operating Costs. There will be [*] in processing operating cost reimbursement.


              (5)  Payment  (of the New  Mining CIE and the  Incremental  Mining
                   CIE) required pursuant to subparagraph 1.6 A(1) and A(2) will begin on January 1, 2003 and will continue pursuant to Exhibit H of the CSA as modified by this Agreement.

              (6) Inflation/deflation treatment of the New Mining CIE will be adjusted [*]. The Incremental Mining CIE will [*].

              (7)  Tax,   depletion   allowance,   and   inflation  /  deflation
                   adjustment formulas for the New Mining CIE will be reviewed and corrected appropriately.

              (8) The La Plata Administration Component will be [*] starting January 1, 2003.

              (9)  The Fruitland Administration Component shall [*].

             (10) For calendar years 2001 and 2002, existing CIE Discounts as defined in Paragraph 2 entitled "Mining CIE Discounts" of the Interim Invoicing Agreement between the Parties dated December 31, 1999, shall [*].

             (11) Minimum annual tons will be [*] tons per year for the period from 2003 through 2017 [*] ("New Minimum Annual Tons"). The Parties understand [*]. Any shortfall in Utilities' purchases below the level of the New Minimum Annual Tons will [*]. The carry forward provisions of the CSA regarding Fruitland Minimum tons and La Plata Minimum Tons will expire on December 31, 2002. No carry forward provisions will apply to the New Minimum Annual Tons.

                   In the event that the DLX is not secured by SJCC, the New Minimum Annual Tons in CSA Exhibit H will be reduced as described in Attachment 2 to the Deep Lease Extension Agreement. This tonnage schedule specifies the number of tons used as the basis for the Premium (as defined in the Deep Lease Extension Agreement) adjustment to the New Mining CIE.

             (12) Coal produced by underground methods from the Deep Lease, DLX, South Lease Extension and the Fruitland Leases, is hereby approved as Replacement Tons.

         B.   Term. The term of the CSA shall be unaltered by this Agreement.

         C.   [*]. SJCC and the Utilities agree as follows:

              (1) The La Plata CIE (CSAP. 9.3(b)) will be[*] after December 31, 2002.

              (2) The Fruitland CIE (CSAP. 9.2(b)) will be [*] after December 31, 2002.

              (3)  The Utilities shall pay to SJCC [*] of the CSA.

              (4) At the Utilities' election, the [*] can be paid [*] on January 1, 2003 or as [*] on January 1, 2003. The [*] amount of the [*] is [*] or if paid as [*] per year [*]. The [*] amount will be [*] to January 1, 2003. If paid [*] in the same way the CIEs are treated under the CSA, and the term of the [*] shall be from 2003 through 2017 inclusive.

              (5) [*] payments incurred as a result of [*] and the payment thereof shall be [*].

              Concurrent with the negotiation and execution of the Definitive Agreement as contemplated under Paragraph 1.3 of this Agreement, the appropriate parties agree to negotiate in good faith and use their best efforts to execute a separate agreement by July 31, 2001, if not completed earlier, reflecting the terms and conditions for payment of the [*].

         D. Reclamation. All reclamation activity, related to Coal Leases, including leases that may become Coal Leases on or after the effective date of this Agreement, during the term of the CSA or Definitive Agreement will be reimbursed as [*]. Effective January 1, 2003, reimbursement for [*] will be [*]. Any reclamation activity after the term of the CSA will be handled according to terms of the CSA as amended herein.

         E. Processing. The Processing CIE will be [*] per ton beginning January 1, 2003. This [*] will not be subject to [*]. The [*] will be applied after the Processing CIE is [*].

         F. Dedicated Coal Supply. The Deep Lease and the associated surface agreements and property rights that have been acquired by SJCC through an Acquisition Agreement dated as of March 25, 1983 with Paragon Resources Inc. and Valencia Energy Company ("Deep Lease") for use in connection with the San Juan Underground Mine, as well as the proposed DLX, and any contiguous lease extensions approved by the Joint Committee (which approval shall not be withheld unreasonably), when acquired, are hereby dedicated to production for the San Juan Station and are designated for inclusion as approved coal sources under the CSA, and shall be deemed included within the definition of "Coal Leases," as that term is used in the CSA. SJCC shall exercise diligence in acquiring the DLX. SJCC shall consult with Utilities concerning the bid. If at that time, SJCC determines that it is appropriate to submit a bid, SJCC shall prepare and submit its timely bid for the DLX. Appropriate property descriptions will be included in a Definitive Agreement or as an amendment to the CSA, as appropriate.

              Upon Commercial Operation (as defined below), the Utilities shall release SJCC from all coal delivery obligations from the La Plata Leases. Ongoing Operating Costs, including, but not limited to, the Cimarron Net Profits Interest, if any, will be reimbursed pursuant to the terms of the CSA.

              Upon Commercial Operation (as defined below), the Utilities shall release SJCC from the coal delivery obligations tied to the surface tons from the Fruitland Leases. Release of La Plata Reserves and San Juan Reserves shall occur only after the San Juan Underground Mine has achieved Commercial Operation and SJCC can affect a reasonable cessation of mining activities on those leases. Until that time, La Plata Reserves and San Juan Reserves shall continue to serve as coal sources for the San Juan Station.

              SJCC will maintain the Fruitland Leases, or an appropriate portion thereof, as an ash disposal area, per the Waste Disposal Agreement. Costs related to cessation and closure of surface mining operations, will be reimbursed as Operating Costs according to terms of the CSA.

         G. Non-SJCC Coal. Delivery of approved sources of Non-SJCC Coal will satisfy New Minimum Annual Tons and the New Mining CIE will apply unless limited by Non-Normal Conditions as described in Paragraph
              16.1 of the CSA.

         H. Mineable Coal. The term "Mineable Coal" shall be amended to include coal produced by underground methods as described in Exhibit A that meet the requirements of the CSA within the Deep Lease, DLX, South Lease Extension and the Fruitland Leases.

         I. Mining Plans and Methods. Paragraph 1.4 and Exhibit C of the CSA are hereby amended to include: The Mining Plans for the San Juan Underground Mine are as set forth in Exhibit A of this Agreement, and may be revised in accordance with the CSA. The primary underground methods are longwall mining for primary production and room and pillar mining in development areas. Other underground mining methods may be employed from time to time as necessary for efficient and economic production if approved by the Joint Committee.

         J. Schedule for Commercial Operation. Commercial Operation ("Commercial Operation") of the San Juan Underground Mine shall be defined as two (2) consecutive months of production equivalent to 550,000 tons per month. SJCC will exercise good faith efforts to achieve Commercial Operation on or before December 31, 2002.

         K.   Non-Normal   Conditions,   Material   Default,   Termination   and
              Expiration.  The CSA  will be  amended  to  replace  the  existing
              Section 16 as follows:


              "16.1 Non-Normal Conditions, Right to Cure, and Offers of Non-SJCC Coal.

              The Parties intend that in the effort to avoid Material Default, the provisions of this Paragraph 16.1 shall be utilized before notice of Material Default Conditions is provided pursuant to Paragraph 16.2.

                  (a) Non-Normal Conditions. Non-Normal Conditions exist when any of the following three conditions are present:

                       (1) The  Reserve  of  Coal  (as   defined  in   Paragraph
                           16.2(a)(3)) has fallen below the level of 1.2 million tons,
                       (2) SJCC  has  determined  that  there  is  a  reasonable
                           probability that the Reserve of Coal will in the future fall below such inventory level, or

                       (3) SJCC   anticipates  or  is  experiencing   any  other
                           condition that may give rise to SJCC not being able to deliver coal according to the CSA.

                  (b) Notice. SJCC shall provide written notice to the Utilities if any Non-Normal Conditions exist, or the Joint Committee may determine that Non-Normal Conditions exist, which shall constitute notice to SJCC and the Utilities as of the date of such written determination.

                  (c) Prevention Due to Uncontrollable Forces. In addition to providing written notice of Non-Normal Conditions, SJCC may elect to declare that the performance is prevented by reason of uncontrollable forces in accordance with the terms of Paragraph 17.1 "Uncontrollable Forces".

                  (d) Coal Usage Forecast. Within fifteen (15) days of receipt of notice of Non-Normal Conditions, the Utilities will review dispatch at San Juan Station and provide to SJCC an updated coal usage forecast.

                  (e) Cure of Non-Normal Conditions. The Parties intend that cooperation among the Parties in developing and agreeing upon a Cure Plan (as defined below) is preferable to pursuing termination of the CSA. The Parties will provide reasonable cooperation to facilitate SJCC's cure of Non-Normal Conditions to avoid Material Default while allowing the Utilities to continue operation of the San Juan Station. To initiate and effectuate cure of the Non-Normal Condition, SJCC shall do the following:

                       (1) Provide   within  fifteen  (15)  days  of  notice  of
                           Non-Normal Conditions, or as otherwise agreed to by the Parties, a written cure plan to the Joint Committee describing SJCC's proposed means of curing the Non-Normal Conditions and its proposed deliveries in the interim ("Cure Plan");

                       (2) Within  thirty  (30)  days of  notice  of  Non-Normal
                           Conditions, or as otherwise agreed to by the Parties, SJCC may provide written offers to the Utilities to supply Non-SJCC Coal. If the Non-Normal Conditions are caused by "Uncontrollable Forces" pursuant to Paragraph 17.1, then such Non-SJCC Coal will be priced [*]. If there is a dispute whether the Non Normal Conditions are caused by Uncontrollable Forces, the Non-SJCC Coal will be priced [*] and will be adjusted if necessary when the dispute is resolved. If the Non-Normal Conditions are not caused by Uncontrollable Forces, then, the Non-SJCC Coal shall be priced [*]. SJCC will provide quality information for the Non-SJCC Coal with the written offers and will propose the delivery schedule and quantity of Non-SJCC Coal to be supplied.

                       (3) Within  fifteen  (15) days of  receipt  of a proposed
                           Cure Plan, the Joint Committee shall meet to consider and act on the Cure Plan.

                       (4) Within  fifteen  (15) days of  receipt of an offer to
                           Supply Non-SJCC Coal, the Joint Committee will meet to approve or reject the Non-SJCC Coal offer. Failure to approve the offer shall constitute its rejection.

                       (5) For offers of Non-SJCC Coal only,  SJCC will meet the
                           revised coal minimum quality standard of at least [*] Btu per pound measured as provided in Paragraph 5.2.

                       (6) As part of its Cure Plan,  SJCC will  provide  weekly
                           written notice to the Utilities of daily inventory levels.

                  (f) Rejection of Non-SJCC Coal. If the Joint Committee rejects an offer of Non-SJCC Coal that is proposed and if the price of that Non-SJCC Coal offer is [*], then the offer of Non-SJCC Coal will be credited as coal delivered for the purpose of determining whether a Material Default Condition exists, unless the Joint Committee agrees that the Non-Normal Condition is due to Uncontrollable Forces in which case Material Default provisions are inapplicable.

                  (g) Rejection of Non-SJCC Coal after Initial Approval. If the Utilities determine and the Joint Committee agrees that delivery of coal from a certain Non-SJCC Coal source is shown to materially impair operations at the San Juan Station, the Utilities may reject the unburned portion of that coal and, if so, SJCC shall terminate delivery of that coal. The remainder of such rejected coal shall not be credited as coal delivered for purposes of determining whether a Material Default Condition exists.

                  (h) Termination of Non-Normal Conditions. The Non-Normal Conditions will terminate when all of the following occur:

                       (1) SJCC's  Reserve  of Coal (as  defined  below)  of 1.2
                           million tons is obtained;

                       (2) SJCC can supply the  quantities  of coal  required by
                           the CSA from the Coal Leases and/or previously acquired Non-SJCC Coal;

                       (3) SJCC can meet normal CSA coal quality specifications;
                           and

                       (4) SJCC  gives  written  notice  of the  termination  of
                           Non-Normal Conditions.

      16.2     Material Default.

                  (a) Material Default Conditions. The existence of any of the following material default conditions ("Material Default Conditions") may result in a Material Default by SJCC:

                       (1) Failure  of SJCC to  deliver  coal  as  specified  in
                           Paragraph 3.1 such that:

                           (i) A ten percent (10%) per month or greater shortfall in deliveries as set forth in Exhibit "D" occurs in any six (6) consecutive months (as adjusted pursuant to Paragraph 16.1(d)(2) "Rejection of Non-SJCC Coal"); or

                           (ii) A cumulative shortfall of sixty percent (60%) in
                                deliveries as set forth in Exhibit "D" occurs over any three (3) month period (as adjusted pursuant to Paragraph 16.1(d)(2) "Rejection of Non-SJCC Coal");

                       (2) Failure of SJCC to comply  with the  requirements  of
                           Paragraph 5.2 "Coal Quality" (as amended by Paragraph 16.1(d)(5) in the event that Non-SJCC Coal is supplied under Non-Normal Conditions);

                       (3) Failure of SJCC to maintain a Reserve of Coal greater
                           than 250,000 tons.

                       "Reserve of Stripped Coal" in Paragraph 8.3 is hereby amended to (i) change the heading to "Reserve of Coal"; and (ii) include all coal in storage on SJCC's premises, including Non-SJCC Coal approved by the Joint Committee, and (iii) delete the 60-day requirement.

                       The occurrence of any of these three conditions is not itself a Material Default. A Material Default exists when
                       (1) one or more of the Material Default Conditions exist;
                       (2) notice is provided pursuant to Paragraph 16.2(b) "Notice of Material Default Conditions;" and (3) SJCC fails to avoid Material Default under Paragraph 16.2(c) "Avoidance of Material Default."

                  (b) Notice of Material Default Condition(s). SJCC shall not be in Material Default under the CSA unless and until SJCC shall have received from Utilities written notice of one or more Material Default Conditions specifying the particulars. SJCC may seek to avoid or cure the Material Default Condition(s) pursuant to the provisions of Paragraph 16.2(c). SJCC shall not be conclusively deemed in Material Default if SJCC disputes the existence of any alleged Material Default unless and until there is a final resolution pursuant to Section 14 of the CSA to determine the existence or non-existence of Material Default.

                  (c) Avoidance of Material Default. SJCC can prevent any of the Material Default Conditions from becoming a Material Default by any one or more of the following actions:

                       (1) SJCC  proceeds with due diligence to cure the alleged
                           Material Default Condition(s) within thirty (30) days of receipt of the notice of Material Default Condition(s);

                       (2) BHP Minerals  International,  Inc.  ("BMII") proceeds
                           with due diligence to cure the alleged default within thirty (30) days of receipt of the notice of Material Default Condition(s);

                       (3) SJCC declares  prevention of performance by reason of
                           uncontrollable forces pursuant to Paragraph 17.1 "Uncontrollable Forces," and that declaration is not subsequently invalidated by arbitration;

                       (4) SJCC  gives  notice  of  Non-Normal   Conditions  and
                           operates according to a Cure Plan approved by the Joint Committee; or

                       (5) SJCC  disputes  the  existence  of  Material  Default
                           Condition(s), and there is a final resolution pursuant to Section 14 "Arbitration" of the CSA that SJCC was not in Material Default hereunder.

                  (d) Utilities' Remedies for SJCC's Material Default. Upon a Material Default caused by the existence of a Material Default Condition that is not avoided pursuant to Paragraph 16.1(c), the Utilities shall have the following remedies:

                       (1) The  Utilities  may  terminate  the CSA for  Material
                           Default if SJCC fails to avoid Material Default pursuant to Paragraph 16.1(c). Upon termination for Material Default, the Utilities shall have the options set forth in Paragraph 16.3 "Termination."

                       (2) Only  in  the  event  of an  emergency  situation  as
                           provided in Paragraph 13.1, Utilities or Utilities' agents may, in lieu of seeking termination or any other remedy, go upon SJCC's facilities, use SJCC's equipment to mine coal therefrom, and deliver such coal to the delivery points. The compensation to be paid by Utilities to SJCC for such use of SJCC's equipment shall be agreed upon by the Joint Committee. Such operations by Utilities shall terminate when SJCC gives notice that SJCC is able to assume normal deliveries.

                       (3) In addition to the rights  provided in Paragraph 16.3
                           to termination and the limited right to mine, Utilities shall have any other remedies provided by law, subject to the waiver of consequential damages in Paragraph 1.6.L of the Underground Letter Agreement between the Parties.

     16.3    Termination.

                  (a) Options of Utilities Upon Termination. Upon termination of the CSA for Material Default, in addition to other remedies provided in Paragraph 16.2(d) "Remedies," the Utilities shall have the option to:

                       (i) Acquire SJCC's rights, title and interest in and to any or all of SJCC's plant and capital equipment used by SJCC in carrying out its obligations under this Agreement and the Coal Leases including all SJCC's permits and reclamation bonds, paying SJCC therefor in cash the greater of the fair market value of SJCC's plant and capital equipment, and Coal Leases as determined by the Joint Committee, or SJCC's book cost net of depreciation of said plant and capital equipment, and the net value of the acquisition cost of the Coal Leases;

                       (ii) Require  SJCC  to  dispose  of any or all of  SJCC's
                            plant and capital equipment used by SJCC in carrying out its obligations under this Agreement, and interest in the Coal Leases including all SJCC's permits and reclamation bonds, for cash at prevailing market prices and to pay SJCC all costs of disposal plus the amount, if any, by which SJCC's book cost net of depreciation of said plant and
                            capital   equipment,   and  the  net  value  of  the
                            acquisition cost of the Coal Leases exceed the amount received by SJCC on account of the disposal thereof; or

                       (iii) Exercise neither of the above options.

                  (b) Notice of Election. Within thirty (30) days after termination of the CSA, the Joint Committee (the Joint Committee will not disband until it determines the fair market value) will determine fair market value and book value of SJCC's plant, capital equipment and the Coal Leases, including all of SJCC's permits and reclamation bonds. Within thirty (30) days after receipt of the Joint Committee determination of value, the Utilities shall notify SJCC in writing which of the above three options the Utilities elect. In the event the Utilities elect option (a)(i), SJCC shall, within thirty (30) days of written notice of said election, deliver to Utilities a sufficient bill of sale or other appropriate instrument of conveyance, together with an invoice showing in reasonable detail the amount due, whereupon Utilities shall, within sixty (60) days thereafter, remit to SJCC the amount due. In the event Utilities shall elect option
                       (a)(ii), SJCC shall undertake to promptly dispose of its plant and capital equipment, and interest in the Coal Leases, including all of SJCC's permits and reclamation bonds, and shall thereafter invoice Utilities for the amount due SJCC (said invoice to show in reasonable detail the amount, if any, received as a result of said disposition, SJCC's book cost (net of depreciation) and the balance due), whereupon Utilities shall, within sixty
                       (60) days of receipt of said invoice, remit to SJCC the amount due SJCC.

                  (c) Terms of Transfer. Any transfer of all of SJCC's right, title and interest in and to the Coal Leases, including all of SJCC's permits and reclamation bonds shall be by an appropriate instrument of conveyance, with special warranty covenants, subject to necessary consents, and such assignment and/or transfer will become effective at the earliest possible time after the termination of the CSA or extension thereof.

                  (d) Liabilities Upon Termination. Upon termination the Utilities shall assume all financial obligations, if any, attributable to (i) the then remaining term of the Assignment Agreement dated October 30, 1979, originally between Cimarron Coal Company and Western Coal Co., as amended and assigned to SJCC ("the Cimarron Agreement") and (ii) all other leases and subleases that are Coal Leases as of the date immediately prior to the effective date of the Underground Letter Agreement (including private royalty obligations or retained interests). In addition, after termination of the CSA, the Utilities remain obligated to pay for all surface reclamation and related liabilities, obligations and costs. Under the option described under Paragraph 16.3(a)(iii), SJCC shall retain such property interests as are necessary, and for the time required to satisfy all reclamation and other obligations, including, without limitation, the obligations referred to in Paragraph 8.7 "Reclamation", accrued prior to the date of any assignment and/or transfer or arising in connection with the operations prior to said date under the Coal Leases.

         16.4     Expiration.

                  (a) Options of Utilities Upon Expiration and Notice of Election. Upon expiration as provided in Section 2 of the CSA, the Utilities may elect one of the options identified in Paragraph 16.3(a)(i), Paragraph 16.3(a)(ii) and Paragraph 16.3(a)(iii) of the CSA, provided, however, that the Utilities also have both the obligation to negotiate provided in the first paragraph of Paragraph 2.4, and the notice obligations specified later in Paragraph 2.4.

                  (b) Terms of Transfer and Liabilities Upon Expiration. Any transfer of all SJCC's right, title and interest in and to the Coal Leases, including all of SJCC's permits and reclamation bonds, shall be by an appropriate instrument of conveyance, with special warranty covenants, subject to necessary consents, and such assignment and/or transfer will become effective at the earliest possible time after the expiration of the CSA or extension thereof. After expiration of the CSA, the Utilities remain obligated to pay for all reclamation and related obligations and costs. Under the option described under Paragraph 16.3(a)(iii), SJCC shall retain such property interests as are necessary, and for the time required to satisfy all reclamation and other obligations, including, without limitation, the obligations referred to in Paragraph 8.7 "Reclamation", accrued prior to the date of any assignment and/or transfer or arising in connection with the operations prior to said date under the Coal Leases."

         L. Waiver of Consequential Damages. The Parties waive any recovery of consequential damages related to the breach of this Agreement.
         .
         M. Annual Interim Invoicing Agreement. An "Annual Interim Invoicing Agreement" will be put in place each year by mutual agreement of the Parties to govern the monthly invoicing of coal.

1.7 Terms to be Included in the Definitive Transportation Agreement. SJTC and the Utilities agree to negotiate in good faith and use their best efforts to execute a Definitive Transportation Agreement that incorporates the terms described in this Paragraph 1.7 and other appropriate terms by no later than July 31, 2001. The Definitive Transportation Agreement shall include the substance of the terms provided in Paragraphs 1.7 (A) through (F). The language employed in the Definitive Transportation Agreement shall reflect and elaborate upon the substance of the terms summarized in Paragraphs 1.7 (A) through (F) and may, if SJTC and the Utilities mutually agree, differ (in form) from, but may not (unless the SJTC and the Utilities mutually agree) be inconsistent with the language used in this Agreement to summarize those terms. This Agreement binds the SJTC and the Utilities to so include these terms in the Definitive Transportation Agreement, if reached.

         A.  [*]. SJTC and the Utilities agree as follows:

             (1) The CIE and Incremental CIE as defined in the Transportation Agreement will be [*] after December 31, 2002.

             (2)  The Utilities shall pay to SJTC [*].

             (3) The [*] can be paid, at the Utilities' election, [*] on January 1, 2003 or [*] on January 1, 2003. The [*] amount of the [*] is [*] or [*] per year [*]. The [*] amount will be [*] January 1, 2003. If paid [*] in the same way the CIE is treated under the Transportation Agreement, and the term of the [*] shall be from 2003 through 2017 inclusive.

             (4) [*] payments incurred as a result of [*] and the payment thereof shall be [*].

                  The Utilities and SJTC agree to negotiate in good faith and use their best efforts to execute, by July 31, 2001, if not completed earlier, a Transportation [*] Agreement to reflect the terms and conditions for payment of the [*].


         B. The Administration Component in the Transportation Agreement will be [*] starting January 1, 2003.

         C. SJTC Operating Costs. SJTC and the Utilities agree that SJTC's Operating Costs will be as defined in the Transportation Agreement, Exhibit A. Reimbursement for SJTC Operating Cost will be [*].

         D. SJTC Reclamation. All reclamation activity, related to the Transportation Agreement, during the term of the Transportation Agreement will be reimbursed as [*]. Any reclamation activity after the term of the Transportation Agreement will be handled according to terms of the Transportation Agreement.

         E. Waiver of Consequential Damages. SJTC and the Utilities waive any recovery of consequential damages related to the breach of this Agreement.

         F. Annual Interim Invoicing Agreement. An annual interim invoicing agreement will be put in place each year by mutual agreement of SJTC and the Utilities to govern the monthly invoicing under the Transportation Agreement.

1.8 Construction. Once a Definitive Agreement is reached, neither this Agreement, nor the Parties' negotiation of it, shall be used for any purpose in ascertaining the rights, obligations, or intent of the Parties under the Definitive Agreement, the CSA, or the agreement concerning the [*]. If a Definitive Agreement is not reached, subject to Paragraph 1.9 of this Agreement, neither this Agreement nor the Parties' negotiation of it shall be used to construe parts of the CSA not amended or changed by this Agreement.

         Once the Definitive Transportation Agreement is reached, neither this Agreement, nor STJC and the Utilities' negotiation of it, shall be used for any purpose in ascertaining the rights, obligations, or intent of the parties under the Definitive Transportation Agreement, the Transportation Agreement, or the agreement concerning the [*]. If the Definitive Transportation Agreement is not executed, neither this Agreement nor SJTC and the Utilities' negotiation of it shall be used to construe parts of the Transportation Agreement not amended or changed by this Agreement.

1.9 Ratification of the CSA and Transportation Agreement. The CSA and the Transportation Agreement are affirmed and ratified except as expressly amended by this Agreement; provided, however, that in the event of an inconsistency between the terms of this Agreement and the CSA or Transportation Agreement, the terms of this Agreement control.

1.10 Defined Terms. Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings given to them in the CSA and the Transportation Agreement.

1.11 Counterparts. This Agreement may be executed in counterparts, and each executed counterpart shall have the same force and effect as an original instrument as if all signatories to the Agreement had signed the same instrument.

1.12 Arbitration. All provisions of this Agreement shall be subject to arbitration pursuant to Section 14 of the CSA.

1.13 Nondisclosure. The terms and conditions, including those dealing with compensation, set forth in this Agreement are considered by Utilities, SJCC and SJTC to be confidential and proprietary information and none of the parties shall disclose any such information to any third party other than the attorneys, auditors and agents of Utilities, SJCC and SJTC without the advance written consent of the other parties; provided however, disclosure may be made without advance consent where, in the opinion of counsel, such disclosure may be required by order of court or regulatory agency, law or regulation or in connection with judicial or administrative proceedings involving a party hereto, in which event the party to make such disclosure shall advise the other parties in advance as soon as possible and cooperate to the maximum extent practicable to minimize the disclosure of any such information (including, where practicable, deletion of portions of this Agreement, and specifically, Paragraphs 1.6(A), 1.6(C), 1.6(D), 1.6(E) and Paragraphs 1.7(A), 1.7(B), 1.7 (C) and Exhibit B).




                                   ARTICLE II
                        NON-BINDING TERMS AND CONDITIONS

2.1 Non-Binding Effect. The provisions in this Article II express the Parties' understanding with respect to the matters described therein, but these Article II provisions are expressly understood not to constitute a complete statement of, or a legally binding or enforceable agreement or commitment on the part of any of the Parties with respect to the matters described therein. These provisions are included in this
         Article II rather than among the provisions for negotiation included in Paragraph 1.6, "Terms to be Included in the Definitive Agreement," because the Parties have yet to devote the time and attention to drafting them as has been devoted to the provisions in Paragraph 1.6, and although the Parties intend to do so between now and the execution of the Definitive Agreement, current time constraints prevent including greater detail in this Agreement. The Parties may decide not to include some of the additional terms described in Paragraph 2.4 of this Agreement, and the Parties reserve the right to bring in additional terms, not inconsistent with the terms of this Agreement, for negotiations.

2.2 [*] Proposal. The Parties agree to negotiate in good faith as to the possibility of [*].

2.3 Monthly Invoicing. The Parties agree that monthly invoicing with a known price is required to send an appropriate pricing signal for maximum dispatch of electricity. It is proposed that the Utilities give SJCC an annual budget for minimum monthly tons to be taken on a take-or-pay basis in conjunction with an incremental price in order to encourage maximum burn.

2.4 Summary of Additional Terms. The following additional terms in this Paragraph 2.4 are a non-exclusive listing of provisions that the Parties agree to discuss in connection with the negotiations for a Definitive Agreement.

         A. Arbitration or Dispute Resolution Clause. An arbitration or dispute resolution clause should clearly apply to the binding resolution of all disputes arising under or relating to the CSA and its performance by the Parties. The clause also should be modernized to include provisions that are now common (e.g. disinterest of arbitrators, location of arbitration, schedule for arbitration, etc.). The related Coordinating Committee and Joint Committee Provisions should be updated and harmonized with the Arbitration or Dispute Resolution Clause.

         B. Indemnification Clause. Reciprocal indemnification of the Parties should be provided, consistent with the laws of the State of New Mexico, including, but not limited to indemnification for the Utilities' actions on SJCC property.

         C. Compliance with Applicable Laws. A general requirement to comply with laws should be included.

         D. Emergency Expenditures. The Parties will discuss reimbursement for expenditures in addressing emergencies, which may not fall within a strict definition of "Operating Costs."

         E.  Updating Exhibits. The Parties will update CSA exhibits as needed.

         F. Insurance and Deductibles. The Parties will update insurance coverage and deductibles as required.

         G. Delineation of Expenses. The Parties will discuss characterization of expenses as capital or operations and maintenance.

         H.  Formalization  of  Water  Agreements.   The  Parties  will  discuss
             formalization of Water Assignment and Guaranty.

         I. Itemized Invoicing. The Parties will discuss itemized invoicing for Surface Reclamation Activities. The Parties recognize that invoicing may be modified to reflect itemized reclamation activities.

         J.  Overland   Conveyor   Project.   The  Parties   agree  to  initiate
             discussions regarding development of an overland conveyor project.

         K. Replacement of DLX Resources. If appropriate, the Parties will discuss replacement of the DLX resources.

         L.  Mechanics  of  True-Up   Process.   The  Parties  will  discuss  an
             implementation of the True-Up Process.

         M. Utility Holding Company Participation. The Parties will discuss whether it is appropriate to require financial assurances from the Utilities' respective holding companies, if applicable.


         IN WITNESS WHEREOF, SJCC, SJTC and the Utilities, by their duly authorized representatives, have entered into this Agreement as of the date first written above.


         PUBLIC SERVICE COMPANY OF NEW MEXICO

         By:   /s/ Patrick J. Goodman
               ----------------------------------
               Patrick J. Goodman, Vice President


         TUCSON ELECTRIC POWER COMPANY

         By:   /s/ T. A. Delawder
               ----------------------------------
               Thomas A. Delawder, Vice President


         SAN JUAN COAL COMPANY

         By:   /s/ Chris S. Ellefson
               ----------------------------------
               Chris S. Ellefson, Vice President


         SAN JUAN TRANSPORTATION COMPANY


         By:   /s/ John W. Grubb
               ----------------------------------
               John W. Grubb, President